Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue, 3rd Fl. New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307 May 9, 2025

SMART POWERR CORP.

4/F, Tower C

Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District

Xi An City, Shaan Xi Province

China 710075

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We are acting as United States counsel to SMART POWERR CORP., a company incorporated in Nevada (the “Company”), in connection with the registration statement on Form S-1 (file no. 333-286858 and, as amended from time to time, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of 8,029,851 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued to the Selling Stockholders in accordance with the certain securities purchase agreements (the “Securities Purchase Agreements”) that the Company entered into with the Selling Stockholders on February 18, 2025.

In connection with this opinion, we have examined the Registration Statement, the Securities Purchase Agreements, the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and the Company’s bylaws, as amended (the “Bylaws”), each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Ortoli | Rosenstadt LLP

We are admitted to practice in the State of New York and are not admitted to practice in the State of Nevada. However, for the limited purposes of our opinions set forth above, we are generally familiar with 78 NRS, the applicable provisions of the Constitution of the State of Nevada and reported judicial decisions under Nevada law and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion is limited to the Nevada Revised Statutes and all applicable provisions of reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability of federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP